EXHIBIT 12-1

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                                    PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                     SEC METHOD
                                                       ($000)


                                                                                                  9 MONTHS
                                                                                                    ENDED
                                                                                                  09/30/98
                                                                                                  --------

NET INCOME                                                                                        $538,784

ADD BACK:

- INCOME TAXES:
     OPERATING INCOME                                                                              356,829
     NON-OPERATING INCOME                                                                         (19,115)
                                                                                                   -------
  NET TAXES                                                                                        337,714

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                                                                   248,994
     ANNUAL RENTALS                                                                                  6,869
                                                                                                   -------
     TOTAL FIXED CHARGES                                                                           255,863
                                                                                                   -------

ADJUSTED EARNINGS INCLUDING AFUDC                                                               $1,132,361
                                                                                                ==========

RATIO OF EARNINGS TO FIXED CHARGES                                                                    4.43
                                                                                                      ====

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